090501

090501

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140111497-50
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/14/2014 8:03 AM
	Entity Number E0846722006-8

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:
Securitas Edgar Filings, Inc.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☒ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☒ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☐ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)
Article 5 - added
Article 6 - added
Article 7 - added
Article 8 - added

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
MJ HOLDINGS, INC.
(A NEVADA CORPORATION)
(Pursuant to NRS 78.403)

ARTICLE 1. The name of the corporation is MJ HOLDINGS, INC. (the "***Corporation***").

ARTICLE 2. The address of the registered office of the Corporation in the State of Nevada is 3225 Mcleod Drive #110, Las Vegas, Nevada 89121. The name of the registered agent of the Corporation at such address is Anderson Registered Agents, Inc.

ARTICLE 3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada.

ARTICLE 4. The total number of shares of stock which the Corporation is authorized to issue is one hundred million (100,000,000). Ninety five million (95,000,000) shares shall be common stock, par value $0.001 per share ("***Common Stock***"), and five million shares (5,000,000) shall be preferred stock, par value $0.001 per share ("***Preferred Stock***"). Except as otherwise provided in these Amended and Restated Articles of of Incorporation, authority is hereby vested in the Board of Directors of the Corporation from time to time to provide for the issuance of shares of one or more series of Preferred Stock and in connection therewith to fix by resolution or resolutions providing for the issue of any such series, the number of shares to be included therein, the voting powers thereof, and such of the designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of each such series, including, without limitation, dividend rights, voting rights, rights of redemption, or conversion into Common Stock rights, and liquidation preferences, to the fullest extent now or hereafter permitted by the Nevada Corporation Law and any other provisions of this Amended and Restated Articles of Incorporation. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issuance of shares of that class or series.

ARTICLE 5. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The number of

directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation (the "***Bylaws***").

ARTICLE 6. Unless and except to the extent that the Bylaws shall so require, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

ARTICLE 7. The Corporation pursuant to NRS 78.434, hereby elects not to be governed by NRS 78.411 to 78.444, inclusive.

ARTICLE 8. To the fullest extent permitted by the laws of the State of Nevada, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Nevada Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Corporation Law, as so amended. No amendment to, modification of or repeal of this Section 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

ARTICLE 9. Subject to any provisions in the Bylaws of the Corporation related to indemnification of directors or officers of the Corporation, the Corporation is authorized to indemnify, to the fullest extent permitted by applicable law, any director, officer, employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "***Proceeding***") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

A right to indemnification or to advancement of expenses arising under a provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation shall not be eliminated or impaired by an amendment to these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in

effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

ARTICLE 10. In furtherance of and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE 11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal Section 7, Section 8 and this last sentence of Section 10 of these Amended and Restated Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Articles of Incorporation as of the 14th day of February, 2014.

/s/

Shawn Chemtov, President